UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest events reported)	December 17, 2004
(November 30, 2004)

Commission	Name of Registrants, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

333-32170	PNM Resources, Inc.	85-0468296
(A New Mexico Corporation)
Alvarado Square
Albuquerque, New Mexico 87158
(505) 241-2700

1-6986	Public Service Company of New Mexico	85-0019030
(A New Mexico Corporation)
Alvarado Square
Albuquerque, New Mexico 87158
(505) 241-2700

______________________________

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[ ]  Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Item  7.01                     Regulation FD Disclosure

The Company is filing in this Form 8-K select Comparative Operating Statistics for the months of November 2004 and 2003 and the eleven months ended November 30, 2004 and 2003 to provide investors with key monthly business indicators.  Readers of this Form 8-K should refer to the Management's Discussion and Analysis of Financial Condition and Results of Operations in the Company's annual and quarterly periodic reporting on Form 10-K and Form 10-Q, respectively, for a discussion of actual results of operations and any significant trends.

PNM Resources, Inc. and Subsidiaries
Comparative Operating Statistics

	Month Ended		Eleven Months Ended
	November 30,		November 30,
	2004	2003	2004	2003
Electric Service:

Energy Sales - MWh (in thousands)
Retail	576	574	6,842	6,706
Wholesale
Long Term Sales	235	220	2,688	2,231
Forward Sales	92	345	2,927	3,324
Short Term Sales	441	424	5,608	5,334

Total Wholesale Sales	768	989	11,223	10,889

Total Energy Sales	1,344	1,563	18,065	17,595

Forward sales, by their nature, are entered into prior to the month in which they are reported.  The decrease in Forward sales volume for November 2004 from 2003 is attributed to a decrease in anticipated excess energy available for sale.  More favorable opportunities in the Short-Term sales market further reduced Forward sales volume.

Weather:

Heating and Cooling Days - Albuquerque, NM

The heating degree-day value (HDD) is the accumulation in degrees that the daily mean temperature was below 65 degrees Fahrenheit.  The cooling degree-day value (CDD) is the accumulation in degrees that the daily mean temperature was above 65 degrees Fahrenheit.

HDD	601	570	3,182	2,840

CDD	0	0	1,304	1,671

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC. AND
PUBLIC SERVICE COMPANY OF NEW MEXICO
(Registrants)

Date: December 17, 2004	/s/ Thomas G. Sategna
Thomas G. Sategna
Vice President and Corporate Controller
(Officer duly authorized to sign this report)